UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 3, 2008

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
AND ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On March 3, 2008, The Finish Line, Inc. (the “Company”) entered into a Settlement Agreement with UBS Securities LLC and UBS Loan Finance LLC (collectively, “UBS”) and Genesco Inc. (“Genesco”) relating to the actions filed by UBS in the United States District Court for the Southern District of New York and filed by Genesco in the Chancery Court for the State of Tennessee (the “Litigation”). The parties have agreed to settle the Litigation and to terminate the Agreement and Plan of Merger, dated June 17, 2007, among the Company, Headwind Inc. and Genesco, and the Bank and Bridge Facilities Commitment Letter, dated June 17, 2007, as extended, and related agreements, between UBS and the Company. As consideration for these agreements, the Company and UBS have agreed to make a cash payment in the amount of $175 million and the Company also has agreed to issue to Genesco 6,518,971 shares of the Company’s Class A Common Stock (the “Shares”). Genesco intends to distribute the Shares to its shareholders as soon as reasonably practicable following registration of the Shares by the Company.

Pursuant to a separate agreement between the Company and UBS regarding the $175 million payment, UBS has agreed to pay $136 million of that amount and the Company has agreed to pay the remaining $39 million. The Settlement Agreement provides for the payment and the issuance of the Shares to Genesco to be made no later than 5:00 p.m. Eastern Standard Time on Friday, March 7, 2008. The Company intends to issue the Shares in reliance upon the exemptions from registration provided by Section 4(2) and/or other applicable provisions of the Securities Act of 1933, as amended. The Settlement Agreement provides for customary mutual releases.

The Settlement Agreement also includes a standstill agreement, which includes the agreements of Genesco and the Company that, for a period of three years, neither of such parties will (i) acquire, or cause their affiliates to acquire, an ownership interest in the other party; (ii) offer or seek a business combination or similar transaction with the other party; (iii) seek or propose to influence or control the management, Boards of Directors or policies of the other party, seek representation on the Boards of Directors of the other party, or solicit proxies or consents with respect to the securities of the other party; or (iv) enter into discussions, negotiations, arrangements or understandings with any third party with respect to the foregoing.

Additional information on the Settlement Agreement is included in the press release attached  as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  The Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement
99.1	Press Release issued March 4, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: March 4, 2008	By:	/s/ Kevin S. Wampler
Kevin S. Wampler Executive Vice President-Chief Financial Officer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement
99.1	Press Release issued March 4, 2008

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